Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Capital Mortgage Investment Corp., a corporation organized under the laws of the state of Maryland (the “Corporation”), hereby constitute and appoint John R. Erickson, Samuel A. Flax and Cydonii V. Fairfax and each of them (with full power to each of them to act alone), his/her true and lawful attorneys in fact and agents for him/her and on his/her behalf and in his/her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his/her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and all amendments or supplements thereto with all exhibits and any and all documents required to be filed with respect thereto, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he/she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned directors and/or officers have hereunto set his/her hand and seal, as of the date specified.

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

Date	January 29, 2016	/s/ MALON WILKUS
Malon Wilkus
Chair and Chief Executive Officer

/s/ MALON WILKUS	Director, Chair and Chief Executive Officer (Principal Executive Officer)	January 29, 2016
Malon Wilkus
/s/ JOHN R. ERICKSON	Director, Chief Financial Officer and Executive Vice President (Principal Financial Officer)	January 29, 2016
John R. Erickson
/s/ DONALD W. HOLLEY	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 29, 2016
Donald W. Holley
/s/ ROBERT M. COUCH	Director	January 29, 2016
Robert M. Couch
/s/ MORRIS A. DAVIS	Director	January 31, 2016
Morris A. Davis
/s/ RANDY E. DOBBS	Director	January 31, 2016
Randy E. Dobbs
/s/ SAMUEL A. FLAX	Director	January 29, 2016
Samuel A. Flax
/s/ LARRY K. HARVEY	Director	January 29, 2016
Larry K. Harvey
/s/ PRUE B. LAROCCA	Director	January 29, 2016
Prue B. Larocca
/s/ ALVIN N. PURYEAR	Director	January 28, 2016
Alvin N. Puryear